Notice of WithdraWal of teNder for Brokers, dealers, Banks, trust companies and other Nominees and dtc Participants (do Not use this form if you have teNdered shares through dtc's atoP system) Regarding Shares of AMERICAN REALTY CAPITAL TRUST, INC. Tendered Pursuant to the Offer to Purchase Dated March 1, 2012 , as amended, and as may be further supplemented or amended from time to time The Offer, Proration Period and Withdrawal Rights will expire and this Notice of Withdrawal must be received, either by overnight courier, hand delivery, mail, or facsimile, by 12:00 Midnight, Eastern Time, on March 28, 2012, unless the offer is extended or withdrawn. Pursuant to the Offer to Purchase and the accompanying Letter of Transmittal (as each may be supplemented or amended from time to time, collectively, the Offer), American Realty Capital Trust, Inc., a Maryland corporation that qualifies as a real estate investment trust for U.S. federal income tax purposes (the Company), offered to purchase up to $220,000,000 in value of shares of its common stock, par value $0.01 per share (the Shares), at a price not greater than $11.00 nor less than $10.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Offer. This Notice of Withdrawal is to be completed if you are a broker, dealer, commercial bank, trust company or other nominee acting on behalf of your client by delivering a completed and executed Letter of Transmittal to the Depositary and now wish to withdraw your tender. You should not use this form if you have tendered Shares through the Depositary Trust Company (DTC) Automated Tender Offer Program (ATOP) transfer procedures described in Sectiion 3 of the Offer to Purchase. COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN by MAIL, HAND DELIvERy, OvERNIgHT COURIER, OR A MANU-ALLy SIgNED FACSIMILE TRANSMISSION, TO THE FOLLOWINg ADDRESS: ARC Advisory Services, LLC 405 Park Avenue, 15th Floor New york, New york 10022 Attn: Tender Offer Operations Manager Facsimile: (212) 421-5799 For Confirmation Only Telephone: (877) 373-2522 yOU ARE RESPONSIbLE FOR CONFIRMINg THAT THIS NOTICE OF WITHDRAWAL IS RECEIvED by THE DEPOSITARy AT THE ADDRESS AbOvE. HOLDERS WHO TENDERED SHARES THROUGH DTC'S ATOP PROCEDURES AND WISH TO WITHDRAW THEIR TENDERS MUST COMPLY WITH DTC'S PROCEDURES FOR WITHDRAWAL OF TENDERS. SUFFICIENT TIME SHOULD BE ALLOWED FOR COMPLETION OF THE ATOP WITHDRAWAL PROCEDURES DURING THE NORMAL BUSINESS HOURS OF DTC.

Ladies and Gentlemen: The undersigned hereby withdraws the tender of his, her or its Shares to the Company for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal, dated ________________ 2012, for account number ________________. The Shares withdrawn pursuant to this Notice of Withdrawal consist of: _______________ Number of the undersigned Shares tendered at $11.00 per share _______________ Number of the undersigned Shares tendered at $10.75 per share _______________ Number of the undersigned Shares tendered at $10.50 per share The undersigned understands that the withdrawal of a Letter of Transmittal that has been previously delivered, effected by this Notice of Withdrawal, may not be rescinded and that such Letter of Transmittal will no longer be deemed to be validly delivered for purposes of the Offer. Shares for which a Letter of Transmittal has been withdrawn may be re-tendered only by following the procedures for validly tendering Shares set forth in the Offer to Purchase and the Letter of Transmittal. All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Name of Delivering Institution Address City, State, Zip Daytime Phone # ( ) Facsimile # ( ) Contact Person Date Delivered DTC Account Number Transaction Code Number SIGNATURE(S) TO NOTICE OF WITHDRAWAL: Authorized Signature _____________________________________________ Date (mm/dd/yyyy) _______________ Name (Please print) Title Authorized Co-Signature (if applicable) ________________________________ Date (mm/dd/yyyy) _______________ Name (Please print) Title